Exhibit 4.4

                              CERTIFICATE OF TRUST

                                       OF

                                 LL&E CAPITAL II

          THIS CERTIFICATE OF TRUST of LL&E Capital II (the "Trust"), dated November 15, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Sections 3801 et seq.).

          1. Name. The name of the business trust being formed hereby is LL&E Capital II.

          2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

          3. Effective Date. This Certificate of Trust shall be effective as of its filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, has executed this Certificate of Trust as of the date first above written.

                              First Chicago Delaware Inc.,
                              as Trustee


                              By: /s/ Steven M. Wagner
                                  -----------------------------
                                  Name:  Steven M. Wagner
                                  Title: Vice President

                              /s/ Richard A. Bachmann
                              ---------------------------------
                              Richard A. Bachmann, as Regular
                                Trustee

                              /s/ Frederick J. Plaeger, II
                              ---------------------------------
                              Frederick J. Plaeger, II, as
                                Regular Trustee

                              /s/ Louis A. Raspino, Jr.
                              ---------------------------------
                              Louis A. Raspino, Jr., as
                                Regular Trustee